Exhibit 99.1

BGC ANNOUNCES GRAHAM SADLER IS STEPPING DOWN AS CHIEF FINANCIAL

OFFICER

Mr. Sadler Has Agreed To Stay on Until A Successor Is Found.

LONDON, NEW YORK — (February 11, 2015) — BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or “the Company”), a leading global brokerage company servicing the financial and real estate markets, today announced Graham Sadler will be retiring. Mr. Sadler will stay full-time at BGC until a successor is found.

“Graham has been with us for more than six years and represents a key part of our senior management team. His financial acumen, industry expertise, and dedication to BGC have made him a tremendous asset,” said Howard W. Lutnick, Chairman and Chief Executive Officer of BGC. “We wish Graham success in the next chapter of his life. We thank him for staying on to ensure a smooth transition period until we find a successor of his caliber.”

Mr. Sadler joined BGC and Cantor Fitzgerald in December 2008 and served as CFO for Europe and Asia. In April 2009 he was promoted to Chief Financial Officer of BGC Partners globally. BGC will begin conducting a search for a successor immediately.

“I’ve greatly enjoyed my time at BGC, an outstanding company which has enjoyed significant growth over the years,” commented Mr. Sadler. “I am excited to enter a new phase of my life and potentially explore board opportunities. I will miss my friends and colleagues and I wish everyone at BGC all the best.”

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Through the Newmark Grubb Knight Frank brand, BGC offers a wide range of commercial real estate services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, Newmark, Grubb & Ellis, and Grubb are trademarks and service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

CONTACTS

Media: Hannah Sloane 212-294-7938 Sarah Laufer 212-915-1008	Investors: Jason McGruder 212-829-4988 Jason Chryssicas 212-915-1987

###